EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 20, 2008, accompanying the financial statements and schedules of InterDigital Savings and Protection Plan on Form 11-K for the year ended December 31, 2007. We hereby consent to the incorporation of said report in the Registration Statement of InterDigital, Inc. on Form S-8 (File No. 333-66626, effective August 2, 2001).

/s/ Morison Cogen LLP Bala Cynwyd, Pennsylvania
June 20, 2008